Exhibit 99.9

THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
PRO FORMA BALANCE SHEET -- ASSETS
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)


                                                                             PRO FORMA ADJUSTMENTS                   PRO FORMA
                                                                             ---------------------                    GIVING
                                                               YANKEE                             SHORT-TERM         EFFECT TO
                                                 PER BOOK      MERGER          SECURITIZATION        DEBT           ADJUSTMENTS
                                               ------------- ------------      -------------      ------------      ------------
Utility Plant, at cost:
  Electric                                     $  5,722,708  $                 $                  $                 $ 5,722,708
    Less: Accumulated provision
      for depreciation                            4,202,763                                                           4,202,763
                                               ------------- ------------      -------------      ------------      ------------
                                                  1,519,945            0                  0                 0         1,519,945
  Construction work in progress                     112,624                                                             112,624
  Nuclear fuel, net                                  73,520                                                              73,520
                                               ------------- ------------      -------------      ------------      ------------
    Total net utility plant                       1,706,089            0                  0                 0         1,706,089
                                               ------------- ------------      -------------      ------------      ------------

Other Property and Investments:
 Nuclear decommissioning
    trusts, at market                               549,373                                                             549,373
 Investments in regional nuclear
  generating companies, at equity                    55,907                                                              55,907
 Other, at cost                                      30,882                                                              30,882
                                               ------------- ------------      -------------      ------------      ------------
                                                    636,162            0                  0                 0           636,162
                                               ------------- ------------      -------------      ------------      ------------
Current Assets:
  Cash                                                5,242                          (5,242)[1]       372,013 [14]      372,013
  Investment in securitizable assets                 62,635                                                              62,635
  Notes receivable from
   affiliated companies                              80,400                                                              80,400
  Receivables, net                                   36,232                          71,758 [2]                         107,990
  Accounts receivable from
   affiliated companies                             135,821                                                             135,821
  Fuel, materials and supplies,
   at average cost                                   40,206                                                              40,206
  Prepayments and other                             197,864                                                             197,864
                                               ------------- ------------      -------------      ------------      ------------
                                                    558,400            0             66,516           372,013           996,929
                                               ------------- ------------      -------------      ------------      ------------
Deferred Charges:
  Regulatory assets:
   Recoverable nuclear costs                      1,128,135                                                           1,128,135
   Income taxes, net                                377,209                                                             377,209
   Unrecovered contractual obligations              177,257                                                             177,257
   Recoverable energy costs, net                     85,445                                                              85,445
   Other                                             66,213                       1,011,679 [3]                       1,077,892
Unamortized debt expense                             14,977                           4,783 [4]                          19,760
Other                                                34,486                                                              34,486
                                               ------------- ------------      -------------      ------------      ------------
                                                  1,883,722            0          1,016,462                 0         2,900,184
                                               ------------- ------------      -------------      ------------      ------------
   Total Assets                                $  4,784,373  $         0       $  1,082,978       $   372,013       $ 6,239,364
                                               ============= ============      =============      ============      ============



THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
PRO FORMA BALANCE SHEET -- CAPITALIZATION AND LIABILITIES
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)


                                                                              PRO FORMA ADJUSTMENTS                   PRO FORMA
                                                                              ---------------------                    GIVING
                                                                YANKEE                             SHORT-TERM         EFFECT TO
                                                  PER BOOK      MERGER          SECURITIZATION        DEBT           ADJUSTMENTS
                                                ------------- ------------      -------------      ------------      ------------
Capitalization:
  Common stock                                  $     75,849  $                 $                  $                 $    75,849
  Capital surplus, paid in                           412,993                                                             412,993
  Retained earnings                                  208,816                                           (18,259)          190,557
  Accumulated other
    comprehensive income                                 802                                                                 802
                                                ------------- ------------      -------------      ------------      ------------
    Total common stockholder's equity                698,460            0                  0           (18,259)          680,201
  Preferred stock not subject to
   mandatory redemption                              116,200                                                             116,200
  Long-term debt                                   1,069,615                         (86,284)[5]                         983,331
                                                ------------- ------------      -------------      ------------      ------------
    Total capitalization                           1,884,275            0            (86,284)          (18,259)        1,779,732
                                                ------------- ------------      -------------      ------------      ------------

Minority Interest in Consolidated Subsidiary         100,000                        (100,000)[5]                               0
                                                ------------- ------------      -------------      ------------      ------------

Obligations Under Capital Leases                      42,459                                                              42,459
                                                ------------- ------------      -------------      ------------      ------------

Rate Reduction Bond Obligation                             0                       1,450,000 [6]                       1,450,000
                                                ------------- ------------      -------------      ------------      ------------

Current Liabilities:
  Notes payable to banks                             110,000                        (107,013)[5]       372,013 [14]      375,000
  Long-term debt and preferred
    stock - current portion                          160,000                        (145,483)[5]                          14,517
  Obligations under capital
    leases - current portion                          90,023                                                              90,023
  Accounts payable                                   155,217                                                             155,217
  Accounts payable to affiliated companies           123,167                                                             123,167
  Accrued taxes                                       70,166                          (6,585)[7]       (12,172)[15]       51,409
  Accrued interest                                    16,652                          71,758 [8]        30,431 [15]      118,841
  Other                                               29,065                                                              29,065
                                                ------------- ------------      -------------      ------------      ------------
                                                     754,290            0           (187,323)          390,272           957,239
                                                ------------- ------------      -------------      ------------      ------------

Deferred Credits and Other
  Long-Term Liabilities:
  Accumulated deferred income taxes                  980,728                           6,585 [9]                         987,313
  Accumulated deferred investment
    tax credits                                      101,594                                                             101,594
  Decommissioning obligation - Millstone 1           592,552                                                             592,552
  Deferred contractual obligations                   167,698                                                             167,698
  Other                                              160,777                                                             160,777
                                                ------------- ------------      -------------      ------------      ------------
                                                   2,003,349            0              6,585                 0         2,009,934
                                                ------------- ------------      -------------      ------------      ------------
   Total Capitalization and Liabilities         $  4,784,373  $         0       $  1,082,978       $   372,013       $ 6,239,364
                                                ============= ============      =============      ============      ============



THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)


                                                                              PRO FORMA ADJUSTMENTS                   PRO FORMA
                                                                              ---------------------                     GIVING
                                                                YANKEE                             SHORT-TERM         EFFECT TO
                                                  PER BOOK      MERGER          SECURITIZATION        DEBT           ADJUSTMENTS
                                                ------------- ------------      -------------      ------------      ------------
Operating Revenues                              $  2,793,144  $                 $     71,758 [2]   $                 $ 2,864,902
                                                ------------- ------------      -------------      ------------      ------------

Operating Expenses:
  Operation --
    Fuel, purchased and net
      interchange power                            1,427,996                               0 [10]                      1,427,996
    Other                                            429,412                               0 [11]                        429,412
  Maintenance                                        149,207                                                             149,207
  Depreciation                                       121,507                                                             121,507
  Amortization of regulatory assets, net             390,410                                                             390,410
  Federal and state income taxes                     168,046                               0 [12]                        168,046
  Taxes other than income taxes                      144,357                                                             144,357
  Gain on sale of utility plant                     (286,477)                                                           (286,477)
                                                ------------- ------------      -------------      ------------      ------------
      Total operating expenses                     2,544,458            0                  0                 0         2,544,458
                                                ------------- ------------      -------------      ------------      ------------
Operating Income                                     248,686            0             71,758                 0           320,444
                                                ------------- ------------      -------------      ------------      ------------

Other Income/(Loss):
  Equity in earnings of regional
   nuclear generating companies                        2,857                                                               2,857
  Nuclear related costs                              (53,858)                                                            (53,858)
  Other, net                                         (20,783)                                                            (20,783)
  Minority interest in loss of subsidiary             (9,300)                                                             (9,300)
  Income taxes                                        34,726                               0 [13]       12,172 [15]       46,898
                                                ------------- ------------      -------------      ------------      ------------
     Other (loss)/income, net                        (46,358)           0                  0            12,172           (34,186)
                                                ------------- ------------      -------------      ------------      ------------
Income before interest charges                       202,328            0             71,758            12,172           286,258
                                                ------------- ------------      -------------      ------------      ------------

Interest Charges:
  Interest on long-term debt                          99,167                          71,758 [8]                         170,925
  Other interest                                       9,344                                            30,431 [15]       39,775
                                                ------------- ------------      -------------      ------------      ------------
     Interest charges, net                           108,511            0             71,758            30,431           210,700
                                                ------------- ------------      -------------      ------------      ------------
Net Income                                      $     93,817  $         0       $          0       $   (18,259)      $    75,558
                                                ============= ============      =============      ============      ============

 [1] - See adjustments a, b, d, e, and g.
 [2] - See adjustments j and l.
 [3] - See adjustments c and h.
 [4] - See adjustment f.
 [5] - See adjustment d.
 [6] - See adjustment a.
 [7] - See adjustments b, e, i, j, k, and l.
 [8] - See adjustments i and k.
 [9] - See adjustments c, f, g, and h.
[10] - See adjustments g and h.
[11] - See adjustments b, c, e, and f.
[12] - See adjustments b, c, e, f, g, and h.
[13] - See adjustments i, j, k, and l.
[14] - See adjustment m.
[15] - See adjustment n.




THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)


                                                          Debit        Credit
SECURITIZATION ADJUSTMENTS:
a)  Cash                                                1,450,000
        Rate reduction bond obligation                               1,450,000

    To record the issuance of rate reduction bonds.


b)  Operating expenses --
        operation -- other                                 11,679
    Accrued taxes                                           4,672
        Cash                                                            11,679
        Federal and state income taxes                                   4,672

    To record issuance expenses
    associated with securitization and
    related tax effect.


c)  Regulatory assets -- other                             11,679
    Federal and state income taxes                          4,672
        Operating expenses --
          operation -- other                                            11,679
        Accumulated deferred income taxes                                4,672

    To record deferral of issuance
    expenses associated with securitization and related tax effect.


d)  Notes payable to banks                                107,013
    Minority interest in
        consolidated subsidiary                           100,000
    Long-term debt and preferred
        stock - current portion                           145,483
    Long-term debt                                         86,284
        Cash                                                           438,780

    To record the use of
    securitization proceeds to retire
    short-term and long-term debt.


e)  Operating expenses --
        operation -- other                                  4,783
    Accrued taxes                                           1,913
        Cash                                                             4,783
        Federal and state income taxes                                   1,913

    To record the associated costs and
    premiums of retiring debt.


f)  Unamortized debt expense                                4,783
    Federal and state income taxes                          1,913
        Operating expenses --
          operation -- other                                             4,783
        Accumulated deferred income taxes                                1,913


    To record deferral of debt
    retirement costs and related
    tax effect.


g)  Fuel, purchased and
        net interchange power                           1,000,000
    Accumulated deferred income taxes                     400,000
        Cash                                                         1,000,000
        Federal and state income taxes                                 400,000

    To record the buyout of IPP
    contracts and related tax effect.


h)  Regulatory assets -- other                          1,000,000
    Federal and state income taxes                        400,000
        Fuel, purchased and
          net interchange power                                      1,000,000
        Accumulated deferred income taxes                              400,000

    To record the deferral of IPP
    buyout costs and related
    tax effect.


i)  Interest on long-term debt                            108,750
    Accrued taxes                                          43,500
        Accrued interest                                               108,750
        Income taxes                                                    43,500

    To record interest expense on rate
    reduction bonds and related tax effect.


j)  Receivables, net                                      108,750
    Income taxes                                           43,500
        Operating revenues                                             108,750
        Accrued taxes                                                   43,500

    To record deferral of interest
    expense on rate reduction bonds
    and related tax effect.


k)  Accrued interest                                       36,992
    Income taxes                                           14,797
        Interest on long-term debt                                      36,992
        Accrued taxes                                                   14,797

    To record decrease in interest
    costs associated with debt repurchase
    and the related tax effect.


l)  Operating revenues                                     36,992
    Accrued taxes                                          14,797
        Receivables, net                                                36,992
        Income taxes                                                    14,797

    To record deferral of decrease in
    interest costs on debt repurchased
    and related tax effect.


SHORT-TERM DEBT ADJUSTMENTS:
m)  Cash                                                  372,013
        Notes payable to banks                                         372,013

    To record the issuance of
    additional short-term debt.


n)  Other interest                                         30,431
    Accrued taxes                                          12,172
        Accrued interest                                                30,431
        Income taxes                                                    12,172

    To record interest expense
    associated with increased level of
    short-term debt and related tax effect.